U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
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Duck Creek Technologies, Inc. (Name of Registrant as Specified in its Charter)

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Duck Creek Technologies, Inc.
22 Boston Wharf Road, Floor 10
Boston, MA 02210
December 28, 2022
Dear Stockholder:
You are cordially invited to attend Duck Creek Technologies, Inc.’s Annual Meeting of Stockholders on Wednesday, February 22, 2023, at 1:00 p.m., Eastern Time, online at http://www.virtualshareholdermeeting.com/DCT2023.
The matters to be acted on at the Annual Meeting of Stockholders are described in the enclosed notice and proxy statement.
We realize that you may not be able to attend the Annual Meeting of Stockholders and vote your shares at the meeting. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet or via a toll-free telephone number, as instructed in the Notice Regarding the Internet Availability of Proxy Materials, or if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting of Stockholders, you may revoke your proxy at that time and vote your shares at such meeting.
We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting of Stockholders.
Sincerely,

/s/ Michael Jackowski
Michael Jackowski
Chief Executive Officer

Duck Creek Technologies, Inc.
22 Boston Wharf Road, Floor 10
Boston, MA 02210
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, FEBRUARY 22, 2023
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Duck Creek Technologies, Inc. (the “Company”) to be held on Wednesday, February 22, 2023, at 1:00 p.m., Eastern Time, online at http://www.virtualshareholdermeeting.com/DCT2023.
At the Annual Meeting, stockholders will be invited to consider and vote upon the following matters:
1.
Election of three Class III directors to serve for a three-year term of office expiring at the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023;
3.	Advisory vote on the compensation of our named executive officers; and
4.	Any other matter that properly comes before the Annual Meeting.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.
The board of directors has fixed the close of business on December 27, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at our principal executive office at 22 Boston Wharf Road, Floor 10, Boston, MA 02210. Your vote is very important to the Company and all proxies are being solicited by the board of directors. So, whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on February 21, 2023.
By Order of the Board of Directors,

/s/ Jason Wright
Jason Wright
Chairman of the Board
December 28, 2022
Boston, Massachusetts

i

Duck Creek Technologies, Inc.
22 Boston Wharf Road, Floor 10
Boston, MA 02210
PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS
General
This proxy statement is furnished to stockholders of Duck Creek Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, February 22, 2023, at 1:00 p.m., Eastern Time, online at http://www.virtualshareholdermeeting.com/DCT2023. This solicitation of proxies is made on behalf of our board of directors.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on Wednesday, February 22, 2023
Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Internet Availability of Proxy Materials (the “Internet Notice”) to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and proxy card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Internet Notice. Such Internet Notice, or this proxy statement and proxy card or voting instruction form, as applicable, is being mailed to our stockholders on or about December 28, 2022.
Stockholders will have the ability to access the proxy materials on the website referred to in the Internet Notice or may request to receive a paper copy of the proxy materials by mail or electronic copy by electronic mail on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Internet Notice.
The Internet Notice will also identify the date, time and location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the board of directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of this proxy statement, our Annual Report on Form 10-K for the fiscal year ended August 31, 2022 (the “Annual Report”) and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain instructions to attend the virtual meeting and vote in person at the virtual meeting, should stockholders choose to do so.
What Are You Voting On?
You will be asked to vote on the following proposals at the Annual Meeting:
1.
Election of three Class III directors to serve for a three-year term of office expiring at the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023;
3.	Advisory vote on the compensation of our named executive officers, also known as the “say-on-pay” proposal; and
4.	Any other matter that properly comes before the Annual Meeting.

Who Can Vote?
Only holders of record of shares of our common stock as of the close of business on the record date, December 27, 2022 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of common stock entitles the holder thereof to one vote. Your shares of common stock may be voted at the Annual Meeting, or any adjournment or postponement thereof, only if you are present in person at the virtual meeting or your shares are represented by a valid proxy.
Difference between a Stockholder of Record and a “Street Name” Holder
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading “Voting Your Shares.”
Quorum
At the close of business on the Record Date, there were 132,888,340 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum. A quorum is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:
•	Are present in person at the virtual Annual Meeting; or
•	Have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.
If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see below under “— Broker Non-Votes.”
Voting Your Shares
The Annual Meeting will be held entirely online this year. You may vote in person by attending the virtual Annual Meeting or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”
If you are a record holder, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the proxy card or the Internet Notice mailed to you.
Alternatively, if you received a paper copy of your proxy card, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with this proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.
If your shares are held in “street name,” your broker, bank or other street name holder will provide you with instructions that you must follow to have your shares voted.
Deadline for Submitting Your Proxy on the Internet or by Telephone
Internet and telephone voting will close at 11:59 p.m., Eastern Time, on February 21, 2023. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the voting instruction form forwarded by your broker, bank, trust or other nominee by mail.

YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance even if you plan to attend the Annual Meeting.
Voting at the Annual Meeting
If you plan to attend the Annual Meeting, you may vote during the virtual meeting. Please note that if your shares are held in “street name” and you wish to vote during the meeting, you must obtain a proxy issued in your name from your broker, bank or other street name holder. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below under “— Attendance at the Annual Meeting.”
Changing Your Vote
As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary, Duck Creek Technologies, Inc., at our principal executive office at 22 Boston Wharf Road, Floor 10, Boston, MA 02210, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.
If You Receive More Than One Proxy Card or Internet Notice
If you receive more than one proxy card or Internet Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Internet Notice you receive.
How Your Shares Will Be Voted
Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.
If You Do Not Specify How You Want Your Shares Voted
If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:
•	FOR the election of each of the three nominees for Class III directors;
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023; and
•	FOR the advisory vote on the compensation of our named executive officers.
In addition, the proxy holders named in the proxy are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.
Broker Non-Votes
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm. Brokers do not have discretionary authority, however, to vote on director elections or the say-on-pay proposal.
Votes Required
The following table summarizes the voting requirements and the effects of broker non-votes and “withhold” votes or abstentions on each of the proposals to be voted on at the Annual Meeting:
	Proposals	Required Vote	Effect of Broker Non-Votes	Effect of Withhold Votes or Abstentions
1.	Election of Directors	Plurality of votes cast for each nominee	None	None
2.	Ratification of Independent Registered Public Accounting Firm	Majority of the shares present and entitled to vote	None	Against
3.	Advisory vote on the compensation of our named executive officers	Majority of the shares present and entitled to vote	None	Against
Inspector of Election
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.
Attendance at the Annual Meeting
You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, by visiting http://www.virtualshareholdermeeting.com/DCT2023. You will need your unique control number, which appears in the Internet Notice, the proxy card or voting instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our board of directors currently consists of ten members. In accordance with our amended and restated certificate of incorporation our board of directors is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our board of directors is designated as follows:
•	The Class III directors are William (Bill) Bloom, Kathleen (Kathy) Crusco and Michael Jackowski, and their terms will expire at the Annual Meeting;
•	The Class I directors are Talvis Love, Stuart Nicoll, Sunil Rajasekar and Jason Wright, and their terms will expire at the 2024 annual meeting of stockholders; and
•	The Class II directors are Julie Dodd, Roy Mackenzie and Francis Pelzer, and their terms will expire at the 2025 annual meeting of stockholders.
At each annual meeting of stockholders, upon the expiration of the term of a class of directors, each director in the class, or the successor to each such director in the class, is elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with our amended and restated certificate of incorporation. Any increase or decrease in the number of directors are distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Class III Director Nominees for Election – Term Expiring 2026
The current term of the Class III directors will expire at the Annual Meeting. Our board of directors nominated each of William Bloom, Kathy Crusco and Michael Jackowski for re-election at the Annual Meeting as a Class III director to hold office until the annual meeting of stockholders to be held in 2026 and until his or her successor is duly elected and qualified or until his earlier death, resignation or removal. William Bloom was initially recommended to the nominating and corporate governance committee as a director nominee by a third-party search firm. The nominees have consented to serve a term as Class III directors. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, subject to the terms of the Stockholders’ Agreement, the board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the board of directors. See “Certain Relationships and Transactions – Stockholders’ Agreement” for additional information regarding the Stockholders’ Agreement.
Below is a biography of each of the Class III directors standing for re-election at the Annual Meeting:
William Bloom
William (Bill) Bloom, 59, has served as a member of the Company’s board of directors since October 2021. Mr. Bloom most recently served as Executive Vice President of Technology, Data & Analytics, Claims, and Operations at The Hartford Financial Services Group, Inc. (NYSE: HIG) from August 2014 until October 2021. He also previously served as Executive Vice President-Insurance Operations at The Travelers Cos., Inc. (NYSE: TRV), President-Global Client Services at ExlService Holdings, Inc. (Nasdaq: EXLS), Vice President for Hartford Life Insurance Co., and Partner to the Financial Services Practice at Accenture Ltd. Mr. Bloom received a B.S. from the State University of New York at Albany. We believe that Mr. Bloom is qualified to serve on our board of directors due to his extensive insurance technology industry and business advisory experience.
Kathleen Crusco
Kathleen (Kathy) Crusco, 57, has served as a member of the Company’s board of directors since February 2020. Ms. Crusco served as the Executive Vice President and Chief Financial Officer at Kony, Inc., a privately-held provider of digital experience applications for banking and low-code application development platform solutions, from December 2017 to January 2020. Prior to Kony, Inc., Ms. Crusco served as Executive Vice President, Chief Operating Officer and Chief Financial Officer at Epicor Software Corporation, a privately-held software company. Ms. Crusco joined Epicor in May 2011 when the company merged with Activant Solutions, Inc., a business management software company where she served as Senior Vice President and Chief Financial Officer from May 2007 to November 2010, then as Executive Vice President and Chief

Financial Officer. Ms. Crusco also spent five years at Polycom, including serving as Vice President of Worldwide Finance. Ms. Crusco has served as a member of the board of directors of Calix Inc. (NYSE: CALX) since September 2017. Ms. Crusco previously served on the boards of directors of Poly (NYSE: PLT) (formerly Plantronics, Inc.) from August 2018 to August 2022, QAD, Inc. (Nasdaq: QADA) from December 2019 to November 2021 and Mitchell International, Inc. from December 2013 to May 2018. Ms. Crusco holds a Bachelor of Science in Business Administration with an emphasis in accounting from California State University, Chico. We believe that Ms. Crusco is qualified to serve on our board of directors due to her extensive financial leadership and strategy management experience.
Michael Jackowski
Michael Jackowski, 53, has served as a director and Chief Executive Officer of the Company since August 2016, and was a managing partner at Accenture (NYSE: ACN) from September 2011 to August 2016. Prior to joining Accenture, Mr. Jackowski held several leadership roles at The Allstate Corporation (NYSE: ALL) from 2004 until 2011, including the role of senior vice president of technology and operations. Prior to joining Allstate, Mr. Jackowski served as a managing partner for Accenture’s global claims and underwriting practice in the financial services group from 1992 until 2004. Mr. Jackowski currently serves on the board of directors of Bonterra, an international social-impact software company. Mr. Jackowski received a B.A. from Iowa State University in Electrical Engineering.
Required Vote
Each director will be elected by a plurality of the votes of the shares present in person, or represented by proxy, and entitled to vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ABOVE
NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO THE BOARD.
Class I and II Directors Continuing in Office
Below are biographies of the directors continuing in office:
Julie Dodd
Julie Dodd, 53, has served as a member of the Company’s board of directors since January 2021. From 2007 to April 2020, Ms. Dodd held several leadership roles at Ultimate Software, a cloud-based HR applications development company, including the roles of chief operating officer, chief services officer and senior vice president/general manager of workplace services. Prior to joining Ultimate Software, Ms. Dodd provided consulting services on process improvement and technical project management. From 2002 to 2005, she held various executive positions with Ceridian Corporation. Ms. Dodd has served on the board of directors of FeatureBase (formerly Molecula Corporation), a big data and analytics company, since April 2020. She also serves on the board of directors of Storable, provider of the self-storage industry’s most comprehensive technology platform, since April 2021. Ms. Dodd previously served on the board and the executive committee for Feeding South Florida, a food bank in Florida. Ms. Dodd holds a B.S. in business administration and marketing from University of Illinois Urbana-Champaign. We believe that Ms. Dodd is qualified to serve on our board of directors due to her extensive technology industry and business advisory experience.
Talvis Love
Talvis Love, 55, has served as a member of the Company’s board of directors since October 2022. Mr. Love has served as Senior Vice President, Chief Information Officer of Baxter International Inc. since October 2020. Prior to joining Baxter International, Mr. Love served as Senior Vice President, Chief Information Officer and as Senior Vice President of eCommerce, Enterprise Architecture, Governance Execution and Chief Information Security Officer for the Pharmaceutical Segment of Cardinal Health, Inc. from July 2014 through September 2020. Mr. Love served as a director of Plantronics, Inc., which was listed on the NYSE until being acquired by HP Inc., from September 2021 until September 2022. Since 2009, Mr. Love has served as an independent board member, vice chairman and member of the executive, audit and development committees of the non-profit organization Goodwill Industries of Greater Detroit. Since 2017, he also has served as a Growth Advisory Board member of Tricentis. Mr. Love received his Master in Business Administration from Michigan

State University and his Bachelor of Science degree in Information Systems Management from the University of Maryland. Mr. Love has also completed the Advanced Management Program at Harvard Business School. We believe that Mr. Love is qualified to serve on our Board based on his expertise and experience in information technology and cybersecurity.
Roy Mackenzie
Roy Mackenzie, 51, has served as a member of the Company’s board of directors since April 2016. Since January 2003, Mr. Mackenzie has held roles at Apax Partners, L.P. (collectively, with its affiliates, “Apax”), most recently serving on the Investment Committee and as a member of the Tech & Telco investment team. Mr. Mackenzie has served on the board of directors of KAR Auction Services, Inc. (NYSE: KAR) since June 2020 and also serves as a director of Trade Me Ltd and Vyaire Medical, Inc. He served as a director of Sophos Group PLC from May 2015 to March 2020 and also previously served as director King Digital Entertainment plc, Exact Software NV, Epicor Software, Inc., and NXP Semiconductors NV. Prior to joining Apax, Mr. Mackenzie held roles at McKinsey & Company from 1993 to 1995 and then again from 1999 to 2000, where he specialized in the technology sector. Mr. Mackenzie holds an M.B.A. from Stanford Graduate School of Business and a Master of Engineering from Imperial College, London. We believe that Mr. Mackenzie is qualified to serve on our board of directors due to his extensive technology and finance industry experience.
Stuart Nicoll
Stuart Nicoll, 56, has served as a member of the Company’s board of directors since August 2016. Mr. Nicoll has served as the senior managing director of Corporate Development for Accenture plc (NYSE: ACN) since 2009 and has worked for Accenture since 1997. Prior to Accenture, Mr. Nicoll started his career at KPMG International Limited in audit and transaction services roles before serving in a commercial director role at Electronic Data Systems. Mr. Nicoll received a B.A. in business administration from Manchester Metropolitan University and is a member of the Institute of Chartered Accountants in England and Wales. We believe that Mr. Nicoll is qualified to serve on our board of directors due to his extensive experience in accounting, finance and corporate development.
Francis Pelzer
Francis Pelzer, 52, has served as a member of the Company’s board of directors since March 2019. Mr. Pelzer has served as the executive vice president and chief financial officer of F5 Networks (Nasdaq: FFIV) since 2018. Prior to F5 Networks, Mr. Pelzer served as the president and chief operating officer of the cloud business group at SAP Software Solutions from December 2014 until May 2018. Prior to SAP, Mr. Pelzer served as chief financial officer of Concur Technologies from May 2010 until it was acquired by SAP in 2014. Mr. Pelzer served on the board of directors of Benefitfocus, Inc. (Nasdaq: BNFT) from May 2013 until April 2022. Mr. Pelzer received a B.A. from Dartmouth College and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe that Mr. Pelzer is qualified to serve on our board of directors due to his extensive technology and finance industry experience.
Sunil Rajasekar
Sunil Rajasekar, 48, has served as a member of the Company’s board of directors since June 2022. Since November 2018 until September 2022, Mr. Rajasekar was the President and Chief Technology Officer of MINDBODY, Inc., a leading technology platform and consumer marketplace for the fitness, wellness and beauty industries. Prior to joining MINDBODY, Inc., from October 2016 through October 2018, Mr. Rajasekar was the General Manager, Engineering and Product Management at eBay, and from October 2012 through October 2016, he was the Chief Technology Officer at Lithium Technologies. Mr. Rajasekar has served on the board of directors of Harvey Mudd College since May 2021. Mr. Rajasekar holds an MBA from the University of Toledo. We believe that Mr. Rajasekar is qualified to serve on our board of directors due to his extensive consumer and enterprise software experience and business advisory experience.
Jason Wright
Jason Wright, 51, has served as a member of the Company’s board of directors since April 2016 and currently serves as the Chairman. He joined Apax in 2000, and is a partner on the Tech & Telco investment team. He currently serves on the board of directors of EcoOnline, Bonterra, Paycor, Inc. (Nasdaq: PYCR), ECi

Software Solutions, Inc., Verint Systems Inc. (Nasdaq: VRNT), Tivit Terceirização De Processos Serviços e Tecnologia S.A. He has previously served on the board of directors of numerous public and private companies. Mr. Wright is the Chairman of the Apax Global Impact strategy and is a Trustee of the Apax Foundation. Mr. Wright serves on the Graduate Executive Board of the Wharton School of the University of Pennsylvania and is the Chairman Emeritus of the Opportunity Network, an education-focused charity in New York City. Mr. Wright received a B.A. in Economics from Tufts University and an MBA in Finance from the Wharton School of the University of Pennsylvania. We believe that Mr. Wright is qualified to serve on our board of directors due to his extensive technology and finance industry experience.
Board Diversity Matrix
(as of December 28, 2022)
Total Number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	2	8
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	6
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background
General Information About the Board of Directors
Director Attendance at Board, Committee and Annual Meetings
Our board of directors held seven meetings during the fiscal year ended August 31, 2022. Each incumbent director serving during fiscal 2022 attended at least 75% of the aggregate of all meetings of the board of directors and all meetings of committees of which such director was a member.
Our Corporate Governance Guidelines provide that directors are expected to attend the Company’s annual meeting of stockholders. All but one of the Company’s directors as of the Company’s 2022 annual meeting of stockholders attended the meeting.
Director Independence
To qualify as “independent” under the Nasdaq Listing Rules, a director must meet certain objective criteria set forth in the Nasdaq Listing Rules, and our board of directors must affirmatively determine that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. Among other things, the Nasdaq independence criteria include that the director not be our employee and not have engaged in various types of business dealings with the Company. Our board of directors has determined that William Bloom, Kathy Crusco, Julie Dodd, Talvis Love, Francis Pelzer and Sunil Rajasekar are “independent directors” as defined under the Nasdaq Listing Rules. In making these determinations, our board of directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Transactions.” In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq Listing Rules, in the case of members of the audit committee and compensation committee, our board of directors also made an affirmative determination that independent members of such committees also satisfy separate independence requirements and current standards imposed by the SEC and Nasdaq for audit committee members and compensation committee members.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our board of directors does not have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer because the board of directors believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The board of directors believes that it is currently in the best interest of our stockholders that the Chairman role be held by Jason Wright. This leadership structure allows for Michael Jackowski to focus on, among other things, executing our strategic plans and overseeing day-to-day operations. Meanwhile, in his capacity as Chairman, Mr. Wright can focus on leading the board of directors, ensuring that it provides strong oversight of management and that all directors have access to the resources required to discharge their duties appropriately. The board of directors believes that the current separation of the Chairman and Chief Executive Officer allows the Company to benefit from the knowledge and leadership of two experienced business veterans and is advantageous to independence, oversight and objectivity.
The board of directors may reconsider this leadership structure from time to time based on the leadership needs of our board of directors and the Company at any particular time. The nominating and corporate governance committee evaluates on an ongoing basis whether the board of director’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee then makes recommendations to the board of directors concerning the board’s leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.
Board’s Role in Risk Oversight
Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure.
The audit committee reviews and discusses with management and the Company’s auditors, as appropriate, the Company’s major financial risk exposures, including with respect to cybersecurity, and the steps taken by management to monitor and control these exposures.
The compensation committee reviews the compensation arrangements for the Company’s employees to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.
The nominating and corporate governance committee oversees and reviews the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management.
In addition, the board of directors is regularly presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the board of directors between regularly scheduled meetings which are designed to give the board of directors regular updates about our business. The board of directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.
Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee has adopted a written charter which we have posted on our website at www.duckcreek.com, and each committee charter satisfies the Nasdaq Listing Rules and the applicable rules of the SEC.
Audit Committee
The audit committee, among other things:
•
reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•	reviews our financial reporting process and internal controls;
•
has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	reviews the Company’s program to monitor compliance with the Company’s code of business conduct and ethics;
•	reviews and approves in advance related party transactions in accordance with the Company’s related person transactions policy; and
•	prepares the audit committee report that the SEC requires to be included in our annual proxy statement.
The members of the audit committee are Francis Pelzer (Chair), Kathy Crusco and Julie Dodd. Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq Listing Rules require that our audit committee be composed entirely of independent members. Our board of directors has affirmatively determined that each committee member is independent for purposes of serving on the audit committee under Rule 10A-3 under the Exchange Act and the Nasdaq Listing Rules. Our board of directors has determined that each director appointed to the audit committee can read and understand fundamental financial statements, in accordance with applicable requirements, and our board of directors has determined that Francis Pelzer qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The audit committee held eight meetings in the fiscal year ended August 31, 2022.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee, among other things:
•
makes recommendations to our board of directors regarding the selection of candidates, qualification and competency requirements for service on our board of directors and the suitability of proposed nominees as directors;

•	makes recommendations to the board of directors regarding the size and composition of the board of directors and its committees;
•	advises our board of directors with respect to the corporate governance principles applicable to the Company; and
•	oversees the evaluation of our board of directors and management.
The nominating and corporate governance committee works with the board of directors to determine the appropriate mix of characteristics, skills and experience for the board of directors as a whole and for individual directors. In evaluating the suitability of individuals for board of directors membership, the nominating and corporate governance committee takes into account many factors. These include: whether the individual meets various independence requirements; the individual’s general understanding of the varied disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and markets; professional expertise and educational background; and other factors that promote diversity of views and experience. The nominating and corporate governance committee evaluates each individual in the context of the board of directors as a whole, with the objective of recruiting and recommending a slate of directors that can best perpetuate the Company’s success and represent stockholder interests through the exercise of sound judgment, using its diversity of experience.
The members of the nominating and corporate governance committee are Kathy Crusco (Chair), William Bloom and Talvis Love. Our board of directors has affirmatively determined that each committee member is an independent director as defined by the Nasdaq Listing Rules. The nominating and corporate governance committee held five meetings in the fiscal year ended August 31, 2022.
Compensation Committee
The compensation committee, among other things:
•	oversees the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans;
•
reviews and approves corporate goals and objectives relevant to executive officer compensation, evaluates executive officer performance in light of those goals and objectives, and determines, or makes recommendations to the board of directors with respect to executive officer compensation based on that evaluation;

•
reviews and approves the terms of any severance or termination arrangements with any executive officer and reviews perquisites or other personal benefits to the Company’s executive officers and directors; and

•	evaluates the appropriate level of compensation for service on our board of directors and committees by non-employee directors.
The members of the compensation committee are Kathy Crusco (Chair), Julie Dodd and Sunil Rajasekar. Our board of directors has affirmatively determined that all committee members are independent directors as defined by the Nasdaq Listing Rules and are “non-employee directors” as defined in Rule 16b-3(b)(3) under the Exchange Act. The compensation committee held six meetings in the fiscal year ended August 31, 2022.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The code of business conduct and ethics is posted on our website at www.duckcreek.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, or any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Stockholder Communications with the Board of Directors
Stockholders of the Company wishing to communicate with the board of directors or an individual director may send a written communication to the board of directors or such director at the following address:
c/o Duck Creek Technologies, Inc.
22 Boston Wharf Road, Floor 10
Boston, MA 02210
Attn: Secretary
The Secretary will review each communication, and will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with this responsibility, the audit committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the independent auditors. The audit committee approves all audit engagement fees and terms associated with the retention of the independent auditors.
As a matter of good corporate governance, the board of directors is requesting our stockholders to ratify the audit committee’s selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2023. KPMG LLP has served as our independent registered public accounting firm since 2017. The audit committee and the board of directors believe that the continued retention of KPMG LLP as our independent auditors is in the best interests of the Company. The audit committee carefully considered the selection of KPMG LLP as our independent auditors. The audit committee charter requires the audit committee to periodically consider whether the independent audit firm should be rotated. In addition to evaluating rotation of the independent auditors, the audit committee oversees the selection of the new lead audit partner and the audit committee chair participates directly in the selection of the new lead audit partner.
If the stockholders do not ratify the selection, the audit committee will reconsider its selection. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and our stockholders.
Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.
Required Vote
Approval by the affirmative vote of the holders of a majority of the shares of common stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2023.
Fees Billed by the Principal Accountant
The following table sets forth all fees billed for professional audit services and other services rendered by KPMG LLP for each of the years ended August 31, 2022 and 2021:
	2022	2021
	(in thousands)
Audit Fees(1)	$1,587	$1,970
Audit-Related Fees	—	—
Tax Fees(2)	65	35
All Other Fees	—	—
Total	$1,652	$2,005
(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with SEC registration statements and services that are normally provided by KPMG LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees for professional services rendered for tax compliance and tax advice.

Audit Committee Pre-Approval Policy
Our audit committee is responsible for approving all audit, audit-related and certain other services specified in its charter. The audit committee reviews and, in its sole discretion, approves the independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between the Company and such auditors. In compliance with the policies and procedures set forth in the audit committee charter, the audit committee may, in accordance with applicable law, establish pre-approval policies and procedures for the engagement of independent auditors and any other registered public accounting firm to render services to the Company.

AUDIT COMMITTEE REPORT
The audit committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended August 31, 2022, with our management and with our independent registered public accounting firm, KPMG LLP. In addition, the audit committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee also discussed with KPMG LLP the written disclosures and the independence letter from KPMG LLP required by the applicable requirements of the PCAOB.
Based on the audit committee’s review of the audited consolidated financial statements and the review and discussions described in the preceding paragraph, the audit committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended August 31, 2022, be included in the Annual Report.
Audit Committee
Francis Pelzer (Chair)
Kathy Crusco
Julie Dodd
The above Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of December 15, 2022 by:
•	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	Each of our directors;
•	Each of our named executive officers; and
•	All of our current executive officers and directors as a group.
The percentage ownership information is based on 132,878,061 shares of common stock outstanding as of December 15, 2022, which for purposes of the table below includes any shares of unvested restricted stock that are held by such individual or entity over which such individual or entity has voting rights.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to equity awards or other rights held by such person that are currently exercisable or will become exercisable within 60 days after December 15, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name of beneficial owner	Number of outstanding shares beneficially owned	Percentage of beneficial ownership
5% Stockholders
Apax(1)	31,606,952	23.8%
Accenture(2)	21,071,302	15.9%
Brown Capital Management, LLC(3)	7,066,407	5.3%
Kayne Anderson Rudnick Investment Management, LLC(4)	15,620,615	11.8%
Named Executive Officers and Directors
Michael Jackowski(5)	2,319,691	1.7%
Kevin Rhodes(6)	281,189	*
Eugene Van Biert(7)	620,008	*
Nageswaran Vaidyanathan(8)	120,592	*
Jeff Winter(9)	95,347	*
Jason Wright	—	—
Roy Mackenzie	—	—
Stuart Nicoll(10)	12,000	*
Francis Pelzer(11)	171,654	*
William Bloom(12)	18,677	*
Kathy Crusco(13)	107,671	*
Julie Dodd(14)	21,318	*
Sunil Rajasekar (15)	15,854	*
Talvis Love(16)	13,353	*
Vincent Chippari(17)	332,892	*
Matthew Foster(18)	720,939	*
Eva Harris(19)	76,901	*
All current executive officers and directors as a group (16 persons)	4,063,280	3.1%
*	Represents beneficial ownership of less than 1%.
(1)
Information is based on a Schedule 13D/A filed with the SEC on Feburary 12, 2021. Represents shares of common stock held by Disco (Guernsey) Holdings L.P. Inc., Disco (Guernsey) GP Co. Limited is the general partner of Disco (Guernsey) Holdings L.P. Inc., and

Apax VIII GP Co. Limited holds all of the ordinary shares of Disco (Guernsey) GP Co. Limited. The registered address for Apax VIII GP Co. Limited is Third Floor Royal Bank Place, 1 Glategny Esplanade, St Peter Port, Guernsey GY1 2HJ. The registered address for each of Disco (Guernsey) Holdings L.P., Inc. and Disco (Guernsey) GP Co. Limited is PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3PP. Does not include shares of common stock held by other stockholders that are subject to the Stockholders’ Agreement.
(2)
Information is based on a Schedule 13D/A filed with the SEC on Feburary 9, 2021. Represents shares of common stock held by Accenture LLP and Accenture Holdings BV (the “Accenture Holdings BV Shares”), each of which is an indirect wholly-owned subsidiary of Accenture plc, which has sole voting and dispositive power over all such shares. The address for Accenture LLP is c/o Accenture LLP, 161 North Clark Street, Chicago, Illinois, 60601. The address for Accenture Holdings BV is c/o Accenture Holdings BV, Gustav Mahlerplein 90, 1082MA, Amsterdam, Netherlands. The address for Accenture plc is 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland. Does not include shares of common stock held by other stockholders that are subject to the Stockholders’ Agreement.

(3)	Information is based on a Schedule 13G filed with the SEC on July 11, 2022. The address of Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, MD 21202.
(4)
Information is based on a Schedule 13G/A filed with the SEC on February 14, 2022. Kayne Anderson Rudnick Investment Management, LLC has (i) sole voting power with respect to 4,846,960 shares of common stock, (ii) sole dispositive power with respect to 5,098,027 shares of common stock, and (iii) shared voting and dispositive power with respect to 10,522,588 shares of common stock. Virtus Investment Advisers, Inc. has shared voting and dispositive power with respect to 10,522,588 shares of common stock. Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund, has shared voting and dispositive power with respect to 8,694,221 shares of common stock. The address for Kayne Anderson Rudnick Investment Management, LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, California, 90067. The address for Virtus Investment Advisers, Inc. is One Financial Plaza, Hartford, CT 06103. The address for Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund is 101 Munson Street, Greenfield, MA 01301.

(5)
Consists of (i) 2,137,071 shares of common stock, including restricted stock, held by Mr. Jackowski and (ii) 182,620 shares of common stock subject to options held by Mr. Jackowski that are exercisable within 60 days of December 15 2022.

(6)	Consists of 281,189 shares of common stock, including restricted stock, held by Mr. Rhodes.
(7)
Consists of (i) 542,186 shares of common stock, including restricted stock, held by Mr. Van Biert and (ii) 77,822 shares of common stock subject to options held by Mr. Van Biert that are exercisable within 60 days of December 15, 2022.

(8)	Consists of 120,592 shares of common stock, including restricted stock, held by Mr. Vaidyanathan.
(9)	Consists of 95,347 shares of common stock, including restricted stock, held by Mr. Winter.
(10)	Consists of 12,000 shares of common stock held by Mr. Nicoll.
(11)
Consists of (i) 141,408 shares of common stock, including restricted stock, held by Mr. Pelzer and (ii) 30,246 shares of common stock subject to options held by Mr. Pelzer that are exercisable within 60 days of December 15, 2022.

(12)	Consists of 18,677 shares of common stock, including restricted stock, held by Mr. Bloom.
(13)
Consists of (i) 68,663 shares of common stock, including restricted stock, held by Ms. Crusco and (ii) 39,008 shares of common stock subject to options held by Ms. Crusco that are exercisable within 60 days of December 15, 2022.

(14)	Consists of 21,318 shares of common stock, including restricted stock, held by Ms. Dodd.
(15)	Consists of 15,854 shares of common stock, including restricted stock, held by Mr. Rajasekar.
(16)	Consists of 13,353 shares of common stock, including restricted stock, held by Mr. Love.
(17)
Consists of (i) 230,625 shares of common stock, including restricted stock, held by Mr. Chippari and (ii) 102,267 shares of common stock subject to options held by Mr. Chippari that are exercisable within 60 days of December 15, 2022. Mr. Chippari is a former executive officer as of April 2022.

(18)
Consists of (i) 618,672 shares of common stock, including restricted stock, held by Mr. Foster and (ii) 102,267 shares of common stock subject to options held by Mr. Foster that are exercisable within 60 days of December 15, 2022. Mr. Foster is a former executive officer as of March 2022.

(19)	Consists of 76,901 shares of common stock, including retsricted stock, held by Ms. Harris. Ms. Harris is a former executive officer as of July 2022.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.
To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to the Reporting Persons were satisfied, with the exception of (i) Ms. Crusco and Messrs. Chippari, Foster, Jackowski, Pelzer and Van Biert, with respect to shares acquired by each on February 18, 2022 upon the satisfaction of a performance condition associated with previously awarded restricted share units in Disco Topco Holdings (Cayman) L.P. that converted into unvested restricted shares in connection with the Company’s IPO; and (ii) Ms. Huston with respect to shares granted to her on October 27, 2021 pursuant to the Company’s 2020 Omnibus Incentive Plan. Form 4 reports were subsequently filed to report each transaction.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans not approved by security holders:
2020 Omnibus Incentive Plan	2,931,640	$27.00	15,910,948
Total	2,931,640	$27.00	15,910,948
(1)
The amount set forth in this column consists of 1,657,668 stock options and stock appreciation rights, 1,217,462 restricted stock awards and 56,510 restricted stock units granted under the Duck Creek Technologies, Inc. 2020 Omnibus Incentive Plan. Restricted stock awards and restricted stock units are not reflected in the weighted exercise price in column (b) as these awards do not have an exercise price.

(2)
The amount set forth in this column reflects the number of securities remaining available for issuance under the Duck Creek Technologies, Inc. 2020 Omnibus Incentive Plan. This reserve will automatically increase on January 1st of each calendar year, prior to the tenth anniversary of the effective date of the 2020 Omnibus Incentive Plan, by an amount equal to the lesser of (i) 4% of the number of shares of common stock issued and outstanding on December 31st of the preceding year and (ii) an amount determined by the plan administrator.

For a description of the material features of the 2020 Omnibus Plan please refer to the section entitled “Compensation Discussion & Analysis — Equity Compensation,” below.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Biographical data for each of our current executive officers is set forth below, excluding Mr. Jackowski’s biography, which is included in the Section entitled “Proposal 1- Election of Directors.”
Jessica Keeney
Jessica (Jess) Keeney, 42, has served as the Company’s Chief Product Officer since April 2022. Prior to joining the Company, Ms. Keeney served as Senior Vice President, Product Management at ZoomInfo from August 2021 to March 2022. Prior to that, Ms. Keeney held various positions at Ultimate Kronos Group (formerly Ultimate Software), including as Senior Vice President of Development from February 2020 to August 2021, Vice President, Engineering from May 2018 to February 2020 and as Senior Director of Product Development from May 2016 to May 2018.
Kevin Rhodes
Kevin Rhodes, 54, has served as the Company’s Chief Financial Officer since April 2022. Prior to joining the Company, Mr. Rhodes served as EVP & Chief Financial Officer of Boston-based Finvi, formerly Ontario Systems, a provider of AI-driven software and payments solutions, from 2020 to2022. He previously held Chief Financial Officer positions at Markforged (NYSE: MKFG) from 2018 to 2020 and Brightcove (Nasdaq: BCOV) from 2014 to 2018. Mr. Rhodes is a Certified Public Accountant since 1994 and holds a bachelor’s degree from Merrimack College with a dual major in accounting and finance. Mr. Rhodes also holds an M.B.A. from Babson F.W. Olin Graduate School of Business, graduating summa cum laude. Mr. Rhodes currently serves as a member of the Board of Trustees of Merrimack College.
Courtney Townsend
Courtney Townsend, 43, has served as the Company’s Chief People Officer since March 2021. Prior to joining the Company, Ms. Townsend served as Chief Human Resources Officer at Stats Perform, a sports technology company, from May 2017 to March 2021. Prior to that, Ms. Townsend held key positions supporting human resources objectives at Wolters Kluwer from November 2013 to May 2017. Ms. Townsend holds a B.A. in business with a focus on human resource management from Michigan State University.
Nageswaran Vaidyanathan
Nageswaran (Nag) Vaidyanathan, 54, has served as the Company’s Chief Technology Officer since May 2021. Prior to joining the Company, Mr. Vaidyanathan served as the Chief Technology Officer of OneMain Financial from January 2019 to April 2021 and as the Chief Information Officer at Danske Bank, Denmark from October 2015 to December 2018.
Eugene Van Biert
Eugene Van Biert, 44, has served as the Company’s Chief Operating Officer since March 2022. Mr. Van Biert served as the Company’s Chief Revenue Officer from November 2016 to March 2022. Prior to joining the Company, Mr. Van Biert held several leadership roles at Skillsoft Corporation from 2001 until 2016, including the role of vice president and general manager of global compliance solutions. Mr. Van Biert holds an M.B.A. from Carroll School of Management, Boston College, a B.A. from Lafayette College and completed the General Management Program at Harvard Business School.
Jeffrey Winter
Jeffrey (Jeff) Winter, 50, has served as the Company’s Chief Marketing Officer since September 2021. Prior to joining the Company, Mr. Winter served as Chief Marketing Officer of Rocket Software from 2019 to 2021 and as Global Vice President and Division Chief Marketing Officer of Marketing at Pitney Bowes Software. Mr. Winter also spent ten years at SAP (2006 – 2016) in various marketing leadership roles, and five years at IBM (2001 – 2006). Mr. Winter holds a M.B.A. from the Goizueta School of Business at Emory University and a B.A. in English Literature from Skidmore College.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee

Kathy Crusco (Chair)
Julie Dodd
Sunil Rajasekar

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis provides information about the components of our executive compensation program for the following:
Name	Position Held with the Company
Mike Jackowski	Chief Executive Officer
Kevin Rhodes	Chief Financial Officer
Eugene Van Biert, Jr.	Chief Operating Officer
Nageswaran Vaidyanathan	Chief Technology Officer
Jeffrey Winter	Chief Marketing Officer
Vincent Chippari	Former Chief Financial Officer
Eva Harris	Former Chief Strategy Officer
Matthew Foster	Former Chief Operating Officer
We refer to these executive officers collectively as the “NEOs” in this Compensation Discussion and Analysis and the accompanying compensation tables
This Compensation Discussion and Analysis provides an overview of the elements of our executive compensation philosophy, the overall objectives of our executive compensation program, and the elements that comprise that program. Finally, it analyzes how the Compensation Committee arrived at the specific compensation policies and practices involving our NEOs during fiscal year 2022.
Executive Compensation Philosophy and Objectives
Executive compensation is a vital tool to attract and retain top talent and ensure that our corporate goals are being met successfully. These compensation programs should be fair, competitive and reward the achievement of our strategic, financial, and operational objectives. Accordingly, we have designed our executive compensation program to achieve the following primary objectives:
•	provide market competitive compensation and benefit levels that will attract, retain, motivate, and reward a talented team of executive officers
•	integrate pay with the Company’s annual and long-term performance goals
•	encourage behaviors that are in the best interests of our customers, stockholders and the goals of the organization, and
•	reinforce our culture.
Compensation-Setting Process
Role of the Compensation Committee, Senior Management and Compensation Consultant
The Compensation Committee is responsible for overseeing our executive compensation program and for determining the compensation of our executive officers, including the NEOs. In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes recommendations that it believes further our philosophy or align with developments in best compensation practices.
In the first quarter of each fiscal year, the Compensation Committee reviews the compensation of our executive officers, decides whether to make any adjustments to their base salaries, confirms an executive bonus plan, including the corporate performance measures and objectives used to determine their annual cash bonuses for the current fiscal year, and whether to approve any equity awards. In addition, at that time, the Compensation Committee evaluates the performance of the Company, as well as the individual performance of each executive officer.
The Compensation Committee seeks the input of our CEO when discussing the performance of and compensation for our executive officers, including the other NEOs other than the CEO. Our CEO reviews the performance of all executive officers annually and presents to the Compensation Committee his conclusions and other input as to their compensation, including base salary adjustments, cash bonus payouts, and equity awards. The Compensation Committee uses this input as one factor in its deliberations to determine the compensation of our executive officers, as well as working with the CFO and Chief People Officer in evaluating the retention implications of our executive compensation plans.
The Compensation Committee may, from time to time, engage an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program. When engaged, the compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement on a periodic basis.
Comparative Market Data
To assist the Compensation Committee during its annual review of the competitiveness of compensation, Exequity prepared a comparative market data analysis on compensation practices, as well as guidance on industry practices. They selected 19 U.S. publicly traded companies with a Global Industry Classification Standard (GICS) industry classification of application software. These selected companies have revenues between $100 million and $700 million and market capitalization between $460 million and $13 billion. At the time our peer group was determined for fiscal year 2022, Duck Creek’s revenue was at the 41st percentile and market capitalization was at the 57th percentile. Below is a list of the companies in our peer group for fiscal year 2022:
Fiscal Year 2022 Peer Group Companies
Agilysys, Inc.	ChannelAdvisor Corporation	Model N, Inc.
American Software, Inc.	Cornerstone OnDemand, Inc.	nCino, Inc.
AppFolio, Inc.	Dynatrace, Inc.	PagerDuty, Inc.
Benefitfocus, Inc.	Ebix, Inc.	PROS Holdings, Inc.
Bill.com Holdings, Inc.	Everbridge, Inc.	Upland Software, Inc.
BlackLine, Inc.	Guidewire Software, Inc.	Majesco
Cerence, Inc.
Notes: Majesco was taken private in 2020 and will no longer be used in the peer group in future years. Cornerstone OnDemand, Inc. was taken private in 2021 and will no longer be used in the peer group in future years.
Executive Compensation Program Elements
The following describes each element of our executive compensation program.
Base Salary
Each of our NEOs received a fixed base salary in an amount determined in accordance with the executive’s employment agreement. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Each NEO’s base salary for fiscal year 2022 is listed below:
Named Executive Officer	Fiscal Year 2021 Base Salary ($)	Fiscal Year 2022 Base Salary* ($)	Increase ($)
Mike Jackowski	671,000	691,130	20,130
Kevin Rhodes	—	420,000	—
Eugene Van Biert, Jr.	306,520	420,000	113,480
Nageswaran Vaidyanathan	350,000	360,500	10,500
Jeffrey Winter	—	350,000	—
Vincent Chippari	420,270	420,270	—
Eva Harris	350,000	356,130	6,130
Matthew Foster	448,210	461,660	13,450
*	Other than for NEOs hired during fiscal year 2022, all fiscal year 2022 base salaries first became effective on December 1, 2021.

Annual Cash Incentive Plan
Each of our NEOs is entitled to receive an annual cash incentive bonus based on achievement of performance goals established by our board of directors. For each fiscal year, our board of directors determines the amount of a bonus pool, which is used to determine the annual cash incentive bonus that each of our NEOs receives. Annual cash incentive bonuses are designed to motivate our executive officers to meet our strategic business and financial objectives generally and our annual financial performance targets in particular. We anticipate continuing to provide our NEOs with an opportunity to earn an annual cash incentive bonus, based on individual and company goals. Each NEO’s cash incentive percentage for fiscal year 2022 is listed below:
Named Executive Officer	Fiscal Year 2021 Target Bonus/Commission Opportunity (% of Base Salary)	Fiscal Year 2022 Base Target Bonus/Commission Opportunity (% of Base Salary)
Mike Jackowski	50	50
Kevin Rhodes	—	60
Eugene Van Biert, Jr.	100	60/100*
Nageswaran Vaidyanathan	—	50
Jeffrey Winter	—	50
Vincent Chippari	50	50
Matthew Foster	50	50
Eva Harris	50	50
*
Mr. Van Biert’s target is equal to 100% of his base salary for the period beginning on September 1, 2021 and ending March 2, 2022 and is equal to 60% of his base salary for the period beginning on March 3, 2022 and ending August 31, 2022.

Performance Metrics
In fiscal year 2022, the bonuses of our executive officers, including the NEOs, who participated in our bonus plan were based on the performance of our Company during fiscal year 2022 as measured against the following pre-established corporate financial and operational metrics, which the board of directors deemed to be critical to enhancing stockholder value:
•
SaaS Annual Recurring Revenue (ARR), which we calculate by annualizing the recurring subscription revenue recognized in the last month of the measurement period. We believe SaaS ARR provides important information about our ability to acquire new subscription SaaS customers and to maintain and expand our relationship with existing subscription SaaS customers.

•	Revenue, as reported under GAAP and which indicates achievement of overall revenue plans.
•
Profit, as measured by Adjusted EBITDA, which we define as net loss before interest expense, net; other income (expense), net; provision for income taxes; depreciation of property and equipment; amortization of intangible assets; share-based compensation expense; and the change in fair value of contingent consideration. We believe Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

•	Board Discretion, which reflects the Board’s assessment of achievement of various other financial and operational goals and objectives.
The weighting, target and achieved performance goals for each of these metrics were as follows in fiscal year 2022:
Metric	Weighting (%)	Target ($, in millions)	Achievement vs. Target (%)	Payout (%)*
SaaS ARR	30	183.8	89	8
Revenue	25	314.5	96	18
Adjusted EBITDA	20	19.8	124	29
Board Discretion	25	—	—	25
Total	100	—	—	80
*
For SaaS ARR and Revenue, the payout percentage is 0% at 85% achievement and below and 1.5x target at achievement of 115%. Achievement between 85% and 115% is calculated pro rata, with 100% of payout at 100% achievement. For Adjusted EBITDA, the payout percentage is 0% at 75% achievement and below and 1.5x target at achievement of 125%. Achievement between 85% and 115% is calculated pro rata, with 100% of payout at 100% achievement. The Adjusted EBITDA factor was capped at 1.5x target in fiscal year 2022.

Fiscal Year 2022 Bonus Decisions
In addition to the Company performance factor calculated above, all employees, including our NEOs, receive individual performance ratings that impact the amount earned on an individual basis. After the conclusion of fiscal year 2022, the Compensation Committee evaluated our financial and operational performance and determined that a Company Performance Factor of 73% was appropriate. The Compensation Committee also reviewed performance ratings and approved cash bonuses for the applicable Named Executive Officers as follows:
Named Executive Officer	Bonus Target (% of Salary)	Company Performance Factor (%)	Employee Rating Factor (%)	Fiscal Year 2022 Bonus Paid (% of Salary)	Cash Bonus ($)
Mike Jackowski	50	73	100	36.5	252,262
Kevin Rhodes	60	100*	100	25	105,000
Eugene Van Biert, Jr.	60/100**	73	100	43.8	183,960
Nageswaran Vaidyanathan	50	73	100	36.5	131,583
Jeffrey Winter	50	73	100	36.5	127,750
Vincent Chippari	—	—	—	—	—
Eva Harris	—	—	—	—	—
Matthew Foster	—	—	—	—	—
*	Pursuant to his offer letter with the Company, Mr. Rhodes received 100% of his target annual bonus for fiscal year 2022, pro-rated for the period following his date of hire.
**
Mr. Van Biert’s target is equal to 100% of his base salary for the period beginning on September 1, 2021 and ending March 2, 2022 and is equal to 60% of his base salary for the period beginning on March 3, 2022 and ending August 31, 2022.

Equity Compensation
Equity Incentive Plan
In connection with the various reorganization transactions that occurred concurrently with the IPO (the “Reorganization Transactions”), the Company adopted the Duck Creek Technologies, Inc. 2020 Omnibus Incentive Plan (the “Plan”) to provide additional incentives to selected officers, employees, non-employee directors, independent contractors and consultants, to strengthen their commitment to the Company and to attract and retain competent and dedicated persons who are essential to the success of the Company’s business. The maximum number of shares of the Company’s common stock reserved for issuance under the Plan was 18,000,000 shares. This reserve is subject to automatic increase on January 1st of each calendar year, prior to the tenth anniversary of the effective date of the Plan, by an amount equal to the lesser of (i) 4% of the number of shares of common stock issued and outstanding on December 31st of the preceding year and (ii) an amount determined by the Plan administrator. The shares available for issuance are subject to adjustment in the event of a stock split, stock dividend or other defined changes in the Company’s capitalization.
Grant of Restricted Stock Awards
In October 2021, the Company made its first annual grant of long-term incentive awards since the IPO, including to our named executive officers. Prior to determining the size and terms of these grants, the Compensation Committee reviewed market data on the equity compensation practices of the Company’s peers. Following such review, and taking into account the short time that has elapsed since the IPO, the Compensation Committee determined it was appropriate to provide equity awards in the form of restricted stock awards that ratably vest over four years subject only to continued service through the applicable vesting date. Target awards were set as a percentage of base salary, taking into account the scope and responsibilities of the recipient and targeting an amount below the 50th percentile of executives in similar roles at peer companies.
Health, Welfare and Retirement Benefits
All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance and a 401(k) plan with matching contributions. Our NEOs are eligible to participate in these plans on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan and do not offer any defined benefit pension plans for our employees.

In addition, we provide other employee welfare and benefit programs to our executive officers, including the NEOs, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation arrangements for our employees.
Other Compensation Policies
Compensation Recovery Policy
In August 2020, we adopted a clawback policy (the “Clawback Policy”). The Clawback Policy provides that in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material non-compliance with any financial reporting requirement under the securities laws, then our board of directors or, if so designated by our board of directors, our Compensation Committee shall have the discretion to recoup a portion of any incentive-based compensation that has been paid or distributed to any current or former executive officer of the Company as determined by the board of directors during the clawback period (i.e., the three-year period preceding the publication of the restated financials), to the extent such incentive-based compensation paid or distributed was in excess of what would have been paid under the restated financials. The Clawback Policy is applicable to all incentive-based compensation, including cash and equity-based compensation, that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. Finally, our board of directors has the right under the Clawback Policy to determine, in its sole discretion, the method for recouping any such incentive-based compensation that may be recoverable under the policy which may include, without limitation, (i) requiring reimbursement of cash incentive-based compensation previously paid to the covered executive officer, (ii) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based incentive compensation, (iii) offsetting the recouped amount from any compensation otherwise owed by the Company to the covered executive officer, (iv) cancelling outstanding vested or unvested equity-based incentive compensation, and/or (v) taking any other remedial and recovery action permitted by law, as determined by our board of directors.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain specified executive officers, including a public corporation’s chief executive officer, chief financial officer and each of the three other most highly compensated executive officers whose compensation is required to be disclosed to stockholders under the Exchange Act.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting

Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid to or earned by each of our NEOs in fiscal year 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Michael Jackowski, Chief Executive Officer	2022	686,098	—	2,684,017	—	252,264	19,146	3,641,525
	2021	671,000	—	—	—	395,890	18,246	1,085,136
	2020	668,211	—	2,683,989	1,365,998	436,150	17,946	5,172,294
Kevin Rhodes, Chief Financial Officer	2022	173,909	153,400(4)	2,449,984		103,572	15,092	2,896,057
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Eugene Van Biert, Jr., Chief Operating Officer (Chief Revenue Officer prior to March 3, 2022)	2022	368,325	—	2,059,817	—	207,283	19,146	2,654,571
	2021	304,288	—	—	—	361,694	18,246	684,227
	2020	295,923	—	849,987	610,124	394,604	10,674	2,161,312
Nageswaran Vaidyanathan, Chief Technology Officer	2022	357,875	—	1,050,017	—	131,583	18,707	1,558,182
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Jeffrey Winter, Chief Marketing Officer	2022	350,042	52,200(4)	800,029	—	127,751	17,895	1,347,917
	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
Vincent Chippari, Former Chief Financial Officer	2022	285,097	—	1,092,711	—	130,603	12,764	1,521,175
	2021	416,228	—	—	—	272,755	18,246	707,229
	2020	401,232	200,000	1,050,651	764,957	262,665	17,946	2,697,451
Eva Harris, Former Chief Strategy Officer	2022	332,253	—	906,120	—	—	601,339	1,839,712
	2021	350,000	—	—	—	206,500	17,795	574,295
	2020	29,667	—	1,000,225	—	—	6,257	1,036,149
Mathew Foster, Former Chief Operating Officer	2022	315,314	—	1,030,912	—	—	11,169	1,357,395
	2021	448,210	—	—	—	290,888	18,246	757,344
	2020	445,977	—	1,030,860	764,957	256,376	17,946	2,516,116
(1)
The amounts reported in these columns constitute the aggregate grant date fair value of each stock award or option award, as applicable, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report. The amount for Ms. Harris includes $206,098 as a result of the accelerated vesting of 16,921 restricted stock awards at the time of her termination of employment with the Company, which resulted in a material modification under FASB ASC Topic 718. For more information relating to the treatment of Ms. Harris’ equity awards at the time of her termination of employment, see the section entitled “Agreements with our Named Executive Officers—Separation Agreement with Eva Harris,” below.

(2)
The 2022 amounts reported in this column represent the annual performance-based cash bonus earned by the NEO with respect to fiscal year 2022 performance. For more information relating to these bonuses, see the section entitled “Compensation Discussion & Analysis—Elements of Compensation—Annual Cash Incentive Plan,” above.

(3)
The 2022 amounts reported in this column represent (i) a 401(k) matching contribution of $18,300 for Messrs. Jackowski, Van Biert, Vaidyanathan and Winter; $14,775 for Mr. Rhodes; $12,200 for Mr. Chippari; $16,775 for Ms. Harris; and $10,675 for Mr. Foster and (ii) life insurance premiums paid by the Company equal to $846 for Messrs. Jackowski and Van Biert; $317 for Mr. Rhodes; $407 for Mr. Vaidyanathan; $395 for Mr. Winter; $564 for Mr. Chippari; $369 for Ms. Harris; and $494 for Mr. Foster. The 2022 amount for Ms. Harris also reflects a cash severance payment of $584,195, as described in more detail in the section entitled “Agreements with our Named Executive Officers—Separation Agreement with Eva Harris,” below.

(4)	Amounts represent a signing bonus payable to Messrs. Rhodes and Winter in connection with the commencement of each NEO’s employment with the Company.

GRANTS OF PLAN-BASED AWARDS TABLE
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)(2)
Michael Jackowski		—	345,565	691,130	—	—	—	—	—	—	—
	October 27, 2021	—	—	—	—	—	—	85,560	—	—	2,684,017
Kevin Rhodes		—	252,000	252,000	—	—	—	—	—	—	—
	April 11, 2022	—	—	—	—	—	—	134,393	—	—	2,449,984
Eugene Van Biert, Jr.		—	283,260	425,790	—	—	—	—	—	—	—
	ctober 27, 2021	—	—	—	—	—	—	65,662	—	—	2,059,817
Nageswaran Vaidyanathan		—	180,250	—	—	—	—	—	—	—	—
	October 27, 2021	—	—	—	—	—	—	33,472	—	—	1,050,017
Jeffrey Winter		—	175,000	—	—	—	—	—	—	—	—
	October 27, 2021	—	—	—	—	—	—	25,503	—	—	800,029
Vincent Chippari		—	210,135	420,270	—	—	—	—	—	—	—
	October 27, 2021	—	—	—	—	—	—	34,833	—	—	1,092,711
Eva Harris		—	178,065	356,130	—	—	—	—	—	—	—
	October 27, 2021	—	—	—	—	—	—	22,315	—	—	700,022
	August 30, 2022	—	—	—	—	—	—	—	—	—	206,098
Matthew Foster		—	230,830	369,328	—	—	—	—	—	—	—
	October 27, 2021	—	—	—	—	—	—	32,863	—	—	1,030,912
(1)
The amounts shown represent the target and maximum amount of potential cash bonus award provided for under the annual cash incentive plan. Other than for Messrs. Rhodes and Van Biert, the target amounts are equal to 50% of each NEO’s base salary as set forth in each NEO’s employment agreement. The maximum amounts, if applicable, represent the greatest payout that could have been made if the pre-established performance targets were exceeded. The maximum amount payable is equal to 100% of base salary for Messrs. Jackowski, Chippari and Ms. Harris and 80% of base salary for Mr. Foster. For Mr. Rhodes, the target amount is equal to 60% of his base salary. For Mr. Van Biert, the target amount is equal to 100% of his base salary (with a maximum of 150%) for the period beginning on September 1, 2021 and ending March 2, 2022 and 60% of his base salary (with a maximum of 100%) for the period beginning on March 3, 2022 and ending August 31, 2022. The annual cash incentive plan does not provide for a threshold amount, and Messrs. Rhodes, Vaidyanathan and Winter did not have a maximum amount designated under the plan. Ms. Harris and Mr. Foster did not receive a payout under the annual cash incentive plan for fiscal year 2022 as a result of each NEO’s termination of employment prior to the payment date and Mr. Chippari’s bonus was pro-rated based on the amount of time he remained employed in fiscal year 2022.

(2)
Represents a restricted stock award that vests in four equal annual installments on each of the first four anniversaries of the grant date. The grant date fair value for each award was calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report. For Ms. Harris, the amount in this column includes $206,098 as a result of the accelerated vesting of 16,921 restricted stock awards at the time of her termination of employment with the Company, which resulted in a material modification under FASB ASC Topic 718. For more information relating to the treatment of Ms. Harris’ equity awards at the time of her termination of employment, see the section entitled “Agreements with our Named Executive Officers—Separation Agreement with Eva Harris,” below.

Agreements with our Named Executive Officers
Each of our NEOs is a party to a written employment arrangement. The material terms of each of those arrangements is described below. For a description of the compensation actually paid to the NEOs for fiscal year 2022, please refer to the “Summary Compensation Table,” above.
Each of our NEOs has also entered into a restrictive covenants agreement with Duck Creek Technologies LLC, which provides that, during the course of each NEO’s employment and for the one-year period following termination of his or her employment for any reason, each NEO will not compete with, or solicit any vendors, customers, suppliers, employees, consultants or agents of, Duck Creek Technologies LLC or its affiliates. The restrictive covenants agreement further provides that each NEO may not disclose any proprietary, trade secret or confidential information involving Duck Creek Technologies LLC or its affiliates and will assign all applicable intellectual property rights to them.

Employment Agreement with Michael Jackowski
Mr. Jackowski and Duck Creek Technologies LLC, a subsidiary of the Company, entered into an employment agreement on August 1, 2016. Mr. Jackowski’s agreement provides that he will serve as Chief Executive Officer and President of Duck Creek Technologies LLC. Pursuant to the agreement, Mr. Jackowski is entitled to receive an initial annual base salary of $648,145, subject to increase, and is eligible to receive an annual cash bonus with a target amount of 50% of his then-current base salary (up to a maximum of 100%), based on the achievement of predetermined and reasonably attainable performance goals. The agreement provides Mr. Jackowski with a group life insurance policy in the amount of $1.5 million. Mr. Jackowski is also eligible to receive employee health and welfare benefits that are no less favorable than those provided to senior executive officers generally.
The agreement provides that if Mr. Jackowski’s employment is terminated by the employer without “cause” (as defined in the agreement) or by Mr. Jackowski for “good reason” (as described below), and Mr. Jackowski executes a general release of claims, then he will receive (i) an amount equal to the sum of his then-current annual base salary and target annual bonus, payable in 12 equal monthly installments following the date of termination (or in a lump sum if such termination takes place within one year following a “change of control,” as defined in the agreement), (ii) a pro-rated annual incentive bonus for the year of termination, payable based on actual performance at the same time that such bonuses are paid to other senior executives with respect to the year of termination (the “Pro-Rated Bonus”), (iii) reimbursement of the employer contributions for 12 months of continued health coverage costs payable in four quarterly installments following the termination date (“Medical Reimbursement Payments”) and (iv) 12 months of outplacement services not to exceed $20,000. If Mr. Jackowski’s employment is terminated due to his death or disability he will receive the Pro-Rated Bonus and Medical Reimbursement Payments. For purposes of the agreement, “good reason” means, in summary, (a) a material reduction in Mr. Jackowski’s title, duties, authorities and responsibilities measured in the aggregate, (b) a material reduction of his annual base salary or target bonus opportunity as a percentage of base salary, (c) relocation of his primary work location from the Chicago, Illinois metropolitan area or (d) a failure by a successor of Duck Creek Technologies LLC to assume the employment agreement, in each case subject to written notice and an opportunity by Duck Creek Technologies LLC to cure any event which constitutes good reason.
Employment Agreement with Kevin Rhodes
Mr. Rhodes and Duck Creek Technologies LLC, a subsidiary of the Company, entered into an employment agreement on February 26, 2022. Mr. Rhodes’s agreement provides that he will serve as Chief Financial Officer of Duck Creek Technologies LLC. Pursuant to the agreement, Mr. Rhodes is entitled to receive an initial annual base salary of $420,000, subject to increase, and is eligible to receive an annual cash bonus with a target amount of 60% of his base salary, based on the achievement of performance goals established by the Board. Beginning in fiscal year 2023 and each year thereafter during the term of Mr. Rhodes’ employment, Mr. Rhodes will also receive equity-based awards with a grant date fair market value of $1,250,000, with vesting and other material terms consistent with those applicable to similarly situated officers of the Company. Mr. Rhodes received a one-time sign-on bonus of $153,500, repayable in full should Mr. Rhodes’s employment with the Company terminate for any reason before April 4, 2023. Mr. Rhodes is also eligible to receive employee health and welfare benefits that are no less favorable than those provided to senior executive officers generally.
The agreement provides that if Mr. Rhodes’s employment is terminated by the employer without “cause” (as defined in the agreement) or by Mr. Rhodes for “good reason” (as described below), and Mr. Rhodes executes a general release of claims, then he will receive (i) continued payments of his annual base salary and target annual bonus for a period of 12 months following the date of termination (or in a lump sum if such termination takes place within one year following a “change of control,” as defined in the agreement), (ii) a pro-rated annual incentive bonus for the year of termination, payable based on actual performance at the same time that such bonuses are paid to other senior executives with respect to the year of termination, and (iii) continued medical coverage at active employee rates for 12 months following the termination date (“Continued Medical Coverage”). If Mr. Rhodes’s employment is terminated due to his death or disability he will receive the Continued Medical Coverage. For purposes of the agreement, “good reason” means, in summary, (a) a reduction in Mr. Rhodes’s annual base salary or target bonus opportunity as a percentage of base salary, other than any reduction not greater than 10% that is made pursuant to an across-the-board reduction applicable to all similarly situated executives, (b) the Company’s failure to award equity grants specified in the agreement, (c) a material diminution in his duties or responsibilities, (d) a change in reporting structure that results in Mr. Rhodes no longer directly reporting to the Company’s Chief Executive Officer, (e) a relocation of his primary place of business to a location more than 50 miles outside Boston, Massachusetts, or (f) a failure by a successor of Duck Creek Technologies LLC to assume the employment agreement, in each case subject to written notice and an opportunity by Duck Creek Technologies LLC to cure any event which constitutes good reason.
Employment Agreement with Eugene Van Biert, Jr.
Mr. Van Biert and Duck Creek Technologies LLC, a subsidiary of the Company, entered into an employment agreement on November 6, 2016, as amended on March 31, 2022. Mr. Van Biert’s agreement provides that he will serve as Chief Operating Officer of Duck Creek Technologies LLC. Pursuant to the agreement, Mr. Van Biert is entitled to receive an initial annual base salary of $420,000, subject to increase. The amended agreement provides that for the period beginning on September 1, 2021 and ending March 2, 2022, Mr. Van Biert was eligible to receive a prorated cash bonus equal to 100% of his base salary (up to a maximum of 150%), based on the achievement of applicable performance goals established by the Board. For the period beginning on March 3, 2022 and ending August 31, 2022, Mr. Van Biert was eligible to receive a prorated cash bonus equal to 60% of his base salary (up to a maximum of 100%), based on the achievement of applicable performance goals established by the Board. Beginning on September 1, 2022, Mr. Van Biert is eligible to receive an annual cash bonus equal to 60% of his base salary (up to a maximum of 100%), based on the achievement of applicable performance goals established by the Board. Mr. Van Biert is also eligible to receive employee health and welfare benefits that are no less favorable than those provided to senior executive officers generally.
The agreement provides that if Mr. Van Biert’s employment is terminated by the employer without “cause” (as defined in the agreement) or by Mr. Van Biert for “good reason” (as described below), and Mr. Van Biert executes a general release of claims, then he will receive (i) continued payments of his annual base salary for a period of 12 months following the date of termination (or in a lump sum if such termination takes place within one year following a “change of control,” as defined in the agreement) and (ii) a payment equal to $12,000, in lieu of continued contributions toward health coverage costs, payable in lump sum on the termination date (the “Health Coverage Payment”). If Mr. Van Biert’s employment is terminated due to his death or disability he will receive the Health Coverage Payment. For purposes of the agreement, “good reason” means, in summary, a material reduction of Mr. Van Biert’s annual base salary or target commission opportunity as a percentage of base salary, subject to written notice and an opportunity by Duck Creek Technologies LLC to cure such reduction.
Employment Agreement with Nageswaran Vaidyanathan
Mr. Vaidyanathan and Duck Creek Technologies LLC, a subsidiary of the Company, entered into an employment agreement on September 1, 2021. Mr. Vaidyanathan’s agreement provides that he will serve as Chief Technology Officer of Duck Creek Technologies LLC. Pursuant to the agreement, Mr. Vaidyanathan is entitled to receive an initial annual base salary of $350,000, subject to increase, and is eligible to receive an annual cash bonus with a target amount of 50% of his base salary, based on the achievement of performance goals established by the Board. Mr. Vaidyanathan is also eligible to receive employee health and welfare benefits that are no less favorable than those provided to senior executive officers generally.
The agreement provides that if Mr. Vaidyanathan’s employment is terminated by the employer without “cause” (as defined in the agreement), and Mr. Vaidyanathan executes a general release of claims, then he will receive (i) continued payments of his annual base salary for a period of 12 months following the date of termination (or in a lump sum if such termination takes place within one year following a “change of control,” as defined in the agreement), and (ii) the Continued Medical Coverage. If Mr. Vaidyanathan’s employment is terminated due to his death or disability he will receive the Continued Medical Coverage.
Employment Agreement with Jeffrey Winter
Mr. Winter and Duck Creek Technologies LLC, a subsidiary of the Company, entered into an employment agreement on September 1, 2021. Mr. Winter’s agreement provides that he will serve as Chief Marketing Officer of Duck Creek Technologies LLC. Pursuant to the agreement, Mr. Winter is entitled to receive an initial annual base salary of $350,000, subject to increase, and is eligible to receive an annual cash bonus with a target amount of 50% of his base salary, based on the achievement of performance goals established by the Board. Mr. Winter received a one-time sign-on bonus of $50,000, repayable in full should Mr. Winter’s employment with the Company terminate for any reason within 12 months of his start date. Mr. Winter is also eligible to receive employee health and welfare benefits that are no less favorable than those provided to senior executive officers generally.
The agreement provides that if Mr. Winter’s employment is terminated by the employer without “cause” (as defined in the agreement), and Mr. Winter executes a general release of claims, then he will receive (i) continued payments of his annual base salary for a period of 12 months following the date of termination (or in a lump sum if such termination takes place within one year following a “change of control,” as defined in the agreement), and (ii) the Continued Medical Coverage. If Mr. Winter’s employment is terminated due to his death or disability he will receive the Continued Medical Coverage.
Separation Agreement with Eva Harris
Ms. Harris and Duck Creek Technologies LLC, a subsidiary of the Company, entered into a separation agreement and general release of claims (the “Separation Agreement”) on August 30, 2022, in full satisfaction of Duck Creek Technologies LLC’s obligations to Ms. Harris under the Employment Agreement between Duck Creek Technologies LLC and Ms. Harris, dated August 3, 2020. Under the Separation Agreement, in exchange for her release of claims against the Duck Creek Technologies LLC and the Company, Ms. Harris received (i) an amount equal to $584,195 and (ii) accelerated vesting of the two tranches next scheduled to vest following her termination date under each of her two restricted stock award agreements. Under the Separation Agreement, Ms. Harris is subject to (i) restrictions on the solicitation and hiring of the Company’s employees, (ii) restrictions on the solicitation of the Company’s customers, vendors and suppliers and (iii) restrictions on diverting or taking away (or attempting to do any of the foregoing) any business of the Company to a competitor of the Company, in all such cases, for one year following her termination date. Additionally, Ms. Harris is subject to perpetual non-disparagement and confidentiality obligations.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2022
The following table summarizes the number of outstanding equity awards held by each of our NEOs as of August 31, 2022.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael Jackowski	182,620	—	—	27.00	08/14/2030	—	—	—	—
	—	—	—	—	—	49,704(2)	591,478	—	—
	—	—	—	—	—	85,560(3)	1,018,164	—	—
Kevin Rhodes	—	—	—	—	—	134,393(4)	1,599,277	—	—
Eugene Van Biert, Jr.	77,822	—	—	27.00	08/14/2030	—	—	—	—
	—	—	—	—	—	15,741(2)	174,568	—	—
	—	—	—	—	—	65,662(3)	781,378	—	—
Nageswaran Vaidyanathan	—	—	—	—	—	5,254(5)	62,523	—	—
	—	—	—	—	—	33,472(3)	398,317	—	—
Jeffrey Winter	—	—	—	—	—	25,503(3)	303,486	—	—
Vincent Chippari	102,267	—	27.00	08/14/2030	—	—	—	—
	—	—	—	—	—	29,185(3)	1,360,885	—	—
	—	—	—	—	—	70,488(4)	3,286,855	—	—
Eva Harris	—	—	—	—	—	—	—	—	—
Matthew Foster	102,267	—	—	27.00	08/14/2030	—	—	—	—
(1)
The amounts reflected in this column reflect the market value of unvested stock awards, determined by multiplying the number of such awards by the market price of our common stock at the close of the last trading day of fiscal year 2022, which was $11.90 per share.

(2)	The stock awards listed here consist of restricted stock awards that will vest in two equal installments on August 14, 2023 and August 14, 2024.
(3)	The stock awards listed here consist of restricted stock awards that will vest in four equal annual installments on each of the first four anniversaries of October 27, 2021.
(4)	The stock awards listed here consist of restricted stock awards that will vest in four equal annual installments on each of the first four anniversaries of April 11, 2022.
(5)	The stock awards listed here consist of restricted stock awards that will vest in three equal installments on July 6, 2023, July 6, 2024 and July 6, 2025.
OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Michael Jackowski	—	—	150,722	3,202,876
Kevin Rhodes	—	—	—	—
Eugene Van Biert, Jr.	—	—	61,509	1,326,483
Nageswaran Vaidyanathan	—	—	1,751	28,366
Jeffrey Winter	—	—	—	—
Vincent Chippari	—	—	81,046	1,794,798
Eva Harris	—	—	33,842	398,997
Matthew Foster	—	—	70,488	1,597,258
(1)
The value realized upon vesting of restricted stock awards is calculated by multiplying the number of restricted stock awards by the market price of our common stock at the close of the last trading day prior to the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The table below reflects the severance and other benefits that may become payable to our NEOs in connection with (1) an involuntary termination (i.e., a termination without cause or, in the case of Messrs. Jackowski, Rhodes and Van Biert, resignation for good reason) of employment not in connection with a change in control, (2) a change in control of our Company and no termination of employment (assuming that all equity awards will be assumed or continued or substituted by the successor entity), (3) an involuntary termination of employment immediately following a change in control, and (4) a termination of employment as a result of his or her death or disability, assuming for each of (1), (2), (3) and (4) that the applicable triggering event(s) occurred on August 31, 2022.
Name	Benefit	Involuntary Termination Not in Connection with a Change in Control ($)	Change in Control, No Termination of Employment ($)	Involuntary Termination Immediately Following a Change in Control ($)	Death/Disability ($)
Michael Jackowski	Cash Severance	1,306,443	—	1,306,443	252,264
	Equity Acceleration	550,280	—	1,609,642	—
	Health Benefits	18,846	—	18,846	18,846
	Total	1,875,569	—	2,934,931	271,110
Kevin Rhodes	Cash Severance	775,572	—	775,572	103,572
	Equity Acceleration	399,819	—	1,599,277	—
	Health Benefits	18,543	—	18,543	18,543
	Total	1,193,934	—	2,393,392	122,115
Eugene Van Biert, Jr.	Cash Severance	627,283	—	687,283	207,283
	Equity Acceleration	289,003	—	955,946	—
	Health Benefits	12,000	—	12,000	12,000
	Total	928,286	—	1,655,229	219,283
Nageswaran Vaidyanathan	Cash Severance	492,083	—	492,083	131,583
	Equity Acceleration	120,420	—	460,840	—
	Health Benefits	—	—	—	—
	Total	612,503	—	952,923	131,583
Jeffrey Winter	Cash Severance	477,751	—	477,751	127,751
	Equity Acceleration	75,871	—	303,486	—
	Health Benefits	18,474	—	18,474	18,474
	Total	572,096	—	799,711	146,225
Vincent Chippari	Cash Severance	130,603	—	—	—
	Equity Acceleration	125,640	—	—	—
	Health Benefits	—	—	—	—
	Total	256,243	—	—	—
Eva Harris	Cash Severance	569,195	—	—	—
	Equity Acceleration	402,720	—	—	—
	Health Benefits	15,000	—	—	—
	Total	986,915	—	—	—
Matthew Foster	Cash Severance	—	—	—	—
	Equity Acceleration	—	—	—	—
	Health Benefits	—	—	—	—
	Total	—	—	—	—
Please refer to the section entitled “Agreements with our Named Executive Officers,” above, for a description of the cash severance payments and health benefits to be provided to our NEOs, other than Ms. Harris and Messrs. Chippari and Foster, in connection with certain qualifying terminations of their employment. Mr. Vaidyanathan will not receive any health benefits in connection with a termination of his employment as he does not participate in the Company’s health plans.

The cash severance payments payable to each of our NEOs other than Ms. Harris and Messrs. Chippari and Foster, in the event of his or her death or disability represents a lump sum payment of the NEO’s annual bonus, determined based on actual performance, for fiscal year 2022. For a description of the cash severance payments and health benefits actually provided to Ms. Harris upon her termination of employment with the Company, please refer to the section entitled “Agreements with our Named Executive Officers—Separation Agreement with Eva Harris,” above. For Mr. Chippari, the cash severance payments represent a lump sum payment of his target annual bonus, pro-rated based on the number of days he was employed during fiscal year 2022, which he actually received at the time of his termination of employment with the Company.
For each of our NEOs other than Ms. Harris and Messrs. Chippari and Foster, the equity acceleration payments in the event of an involuntary termination of employment not in connection with a change in control represent the value of one tranche of restricted stock awards issued to each NEO at and following the time of the IPO. The tranche of restricted stock awards that are scheduled to vest on the next applicable vesting date following a termination of each NEO’s employment will fully vest upon his or her involuntary termination of employment with the Company.
For each of our NEOs other than Ms. Harris and Messrs. Chippari and Foster, the equity acceleration payments in the event of an involuntary termination of employment immediately following a change in control represent the full value of all restricted stock awards held by each NEO as of August 31, 2022. All restricted stock awards will fully vest upon each NEO’s involuntary termination of employment with the Company that occurs within twelve months following a change in control.
For Ms. Harris, the equity acceleration payments represents the value of restricted stock awards actually accelerated at the time of her termination of employment, as described in the section entitled “Agreements with our Named Executive Officers—Separation Agreement with Eva Harris,” above. For Mr. Chippari, the equity acceleration payments represent the value of restricted stock awards actually accelerated at the time of his termination of employment, which was a portion of the tranche of restricted stock awards that were scheduled to vest on the next applicable vesting date following his termination of employment, pro-rated based on the number of days he was employed since the previous applicable vesting date. In each case, the value of such restricted stock awards is based on the closing price of Company common stock of $11.90 on August 31, 2022.
Mr. Foster did not receive any payments or benefits in connection with his termination of employment with the Company.
CEO PAY RATIO
We are providing the following information about the annual total compensation of our employees and the annual total compensation of Michael Jackowski, our Chief Executive Officer (“CEO”). The pay ratio included in this information is a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.
For the year ended August 31, 2022, our last completed fiscal year:
•	the median of the annual total compensation of all of our company’s employees (based on the annual total compensation of all our employees, as described below), other than our CEO, was $74,636; and
•	the annual total compensation of our CEO was $3,641,525.
Based on this information, for 2022, the ratio of the annual total compensation of Mr. Jackowski, our CEO, to the median of the annual total compensation of all employees other than our CEO, was 48.790 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•
As of August 31, 2022, our employee population consisted of approximately 1,866 employees, 50% of which are located in the U.S. Our employee population consisted of both full-time and part-time employees.

•
To identify the median employee from our employee population, we compared the on-target compensation, annual salary and target annual bonus, of all of our 937 U.S. employees and comparable earnings of our employees employed outside of the U.S.

DIRECTOR COMPENSATION
The following table summarizes the total compensation paid to or earned by each of our non-affiliated and non-employee directors in fiscal year 2022. Our affiliated and management directors are not separately compensated by the Company for their service on our board of directors. The compensation received by our non-affiliated and non-employee directors consists of quarterly cash fees for their service on our board of directors and annual equity awards, as further described below.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William Bloom(4)	39,387	134,797	—	—	—	—	174,184
Kathy Crusco	66,871	150,011	—	—	—	—	216,882
Julie Dodd	54,323	150,011	—	—	—	—	204,334
Talvis Love(5)	—	—	—	—	—	—	—
Roy Mackenzie	—	—	—	—	—	—	—
Charles Moran(6)	45,871	150,011	—	—	—	—	195,882
Stuart Nicoll	—	—	—	—	—	—	—
Francis Pelzer	60,000	150,011	—	—	—	—	210,011
Sunil Rajasekar(7)	7,667	27,932	—	—	—	—	35,599
G. Larry Wilson(8)	5,032	—	—	—	—	—	5,032
Jason Wright	—	—	—	—	—	—	—
(1)
Amounts in this column reflect the cash compensation earned by our non-affiliated and non-employee directors in fiscal year 2022. For Mr. Moran, the amount in this column includes $24,494 that he received for consulting services and not in respect of his service as a director, pursuant to a consulting agreement with the Company that was entered into following his resignation from the board of directors.

(2)
The amounts reported in this column constitute the aggregate grant date fair value of each stock award calculated in accordance with FASB ASC Topic 718. A summary of the assumptions made in the valuation of these awards are included in the notes to our financial statements included in the Annual Report. The amounts in this column represent the grant date fair value of restricted stock awards issued to our non-affiliated and non-employee directors on October 27, 2021, except for Mr. Rajasekar who received a grant of restricted stock awards in connection with his appointment as a director on June 24, 2022. As of August 31, 2022, our directors held the following number of outstanding and unvested stock awards: William Bloom: 4,297; Kathy Crusco: 17,795; Julie Dodd: 4,782; Charles Moran: 4,782; Francis Pelzer: 30,207; and Sunil Rajasekar: 1,474.

(3)	As of August 31, 2022, our directors held the following number of outstanding option awards, each with an exercise price per share of $27.00: Kathy Crusco: 39,008; Francis Pelzer: 30,246.
(4)	Appointed, effective October 8, 2021.
(5)	Appointed, effective October 3, 2022.
(6)	Resigned, effective January 19, 2022.
(7)	Appointed, effective June 24, 2022.
(8)	Resigned, effective October 8, 2021.
Pursuant to our director compensation policy, each of our non-affiliated and non-employee directors is eligible to receive the following compensation for service on our board of directors:
•	an annual cash retainer in the amount of $40,000, paid quarterly in arrears;
•	for the chairman of the audit committee, an additional annual cash retainer in the amount of $20,000;
•	for the chairman of the compensation committee, an additional annual cash retainer in the amount of $12,000;
•	for the chairman of the nominating and corporate governance committee, an additional annual cash retainer in the amount of $8,000;
•
for any member of a committee of our board of directors (not including the chairman), an additional cash retainer in the amount of $10,000, $6,000 and $4,000 for each of the audit committee, compensation committee and nominating and corporate governance committee, respectively;

•	an annual equity award in the form of service-based restricted stock, with a grant date fair market value of $150,000, vesting in full on the first anniversary of the date of grant; and
•	reimbursement for all reasonable out-of-pocket expenses incurred in connection with service on our board of directors (including affiliated and employee directors).
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the board or the compensation committee. None of the individuals who served on the compensation committee during fiscal 2022 and none of the current members of the compensation committee are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of the compensation committee or who served as members of the compensation committee during fiscal 2022 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.
Prohibitions against Hedging and Pledging
As part of our insider trading policy, all directors, officers and employees of the Company are prohibited from engaging in hedging transactions (such as prepaid variable forward sales contracts, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.

PROPOSAL 3 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
As discussed in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is a vital tool to attract and retain top talent and ensure that our corporate goals are being met successfully and is designed to provide market competitive compensation and benefit levels that will attract, retain, motivate, and reward a talented team of executive officers; integrate pay with the Company’s annual and long-term performance goals; encourage behaviors that are in the best interests of our customers, stockholders and the goals of the organization, and reinforce our culture.
Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our stockholders to vote on an advisory basis “FOR” the following non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this proxy statement. The vote is advisory and is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.
In addition to the director and executive officer compensation arrangements discussed above in the section entitled “Executive and Director Compensation,” this section describes transactions, or series of related transactions, since September 1, 2021 to which we were a party or will be a party, in which:
•	the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or beneficial owners of more than 5% of any class of our capital stock (each, a “5% Holder”), or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Stockholders’ Agreement
The Stockholders’ Agreement governs the relationship between the Company, Apax and Accenture, including matters related to our corporate governance, rights to designate directors and additional matters.
The Stockholders’ Agreement provides that for so long as Apax owns at least 40% of the outstanding equity securities of the Company that are not shares of our common stock awarded under the 2020 Omnibus Incentive Plan or other incentive equity plan, Apax is entitled to designate three directors for election to our board of directors; for so long as Apax owns at least 20% but less than 40% of the outstanding equity securities of the Company that are not shares of our common stock awarded under the 2020 Omnibus Incentive Plan or other incentive equity plan, Apax is entitled to designate two directors for election to our board of directors; and for so long as Apax owns at least 10% but less 20% of the outstanding equity securities of the Company that are not shares of our common stock awarded under the 2020 Omnibus Incentive Plan or other incentive equity plan, Apax is entitled to designate one director for election to our board of directors. The Stockholders’ Agreement also provides that for so long as Accenture owns at least 20% of the outstanding equity securities of the Company that are not shares of our common stock awarded under the 2020 Omnibus Incentive Plan or other incentive equity plan, Accenture is entitled to designate two directors for election to our board of directors; and for so long as Accenture owns at least 10% but less than 20% of the outstanding securities of the Company that are not shares of our common stock awarded under the 2020 Omnibus Incentive Plan or other incentive equity plan, Accenture is entitled to designate one director for election to our board of directors.
Pursuant to the Stockholders’ Agreement, the Company will use its best efforts to cause the election of the slate of nominees recommended by our board of directors which, subject to the fiduciary duties of the directors, will include the persons designated by Accenture and Apax in accordance with the Stockholders’ Agreement.
At the current ownership levels, Apax is entitled to designate two directors and Accenture is entitled to designate one director for election to our board of directors. Jason Wright and Roy Mackenzie currently serve on our board of directors as the designees of Apax; and Stuart Nicoll currently serves on our board of directors as the designee of Accenture. In the event that an Apax designee or Accenture designee ceases to serve as a director, Apax or Accenture, as applicable, will be entitled to designate another nominee and the board of directors will fill the vacancy.
Additionally, the Stockholders’ Agreement provides for certain consent rights for each of Apax and Accenture so long as such stockholder owns at least 5% of the outstanding equity securities of the Company that are not shares of our common stock awarded under the 2020 Omnibus Incentive Plan or other incentive equity plan, including for any increase to the size of our board of directors.
The Stockholders’ Agreement terminates as it relates to each stockholder at such time as such stockholder ceases to own any equity securities of the Company, except for the rights that will survive cessation of ownership of equity securities, including the rights of Apax and Accenture under the Registration Rights Agreement. For a description of the Registration Rights Agreement, see the section entitled “Registration Rights Agreement” below.

Registration Rights Agreement
We are party to that certain registration rights agreement, dated as of August 18, 2020 (the “Registration Rights Agreement”), with Apax, Accenture and certain of our other pre-IPO investors in respect of the shares of common stock held by such holders following the IPO. The registration rights agreement provides these holders (and their permitted transferees) with the right to require the Company, at the Company’s expense, to register shares of our common stock that they hold (which may be fulfilled through a repurchase of such holder’s requested shares with the proceeds of a new issuance of shares). The agreement also provides that we will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. The following description summarizes such rights and circumstances.
Demand Rights / Shelf Registration Rights
Subject to certain limitations, each of Apax and Accenture (each a “demand holder”) has the right, by delivering written notice to us, to require us to register the number of our shares of common stock requested to be so registered in accordance with the registration rights agreement. We will notify the other demand holder within ten business days following receipt of notice of a demand registration from either Apax or Accenture. We will include in the registration all securities with respect to which we receive a written request for inclusion in the registration within ten business days after we give our notice. Following the demand request, we are required to use our reasonable best efforts to have the applicable registration statement filed with the SEC within a specified period following the demand and are required to use our best efforts to cause the registration statement to be declared effective.
Each demand holder is limited to an aggregate of two demand registrations.
We are not required to effect more than one demand registration in any 90-day period following the effectiveness period of the previous demand registration statement, where the effectiveness period is the shorter of 180 days following the effective date of such registration statement and the period when all registrable securities covered thereunder are sold.
In addition, if we are eligible to file a shelf registration statement on Form S-3, each of Apax and Accenture can request that we register their shares for resale on such shelf registration statement or prospectus supplement to a previously filed shelf registration statement.
Piggyback Rights
Holders of registrable shares of common stock under the registration rights agreement are entitled to request to participate in, or “piggyback” on, registrations of certain securities for sale by us at any time following February 9, 2021. This piggyback right applies to any registration following February 9, 2021 other than registration statements on Form S-4 or S-8 (or any similar successor forms used for a purpose similar to the intended use of such forms) or a resale shelf registration statement on Form S-3.
Conditions and Limitations
The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters to limit the number of shares included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, we may delay the filing or effectiveness of any registration statement for an aggregate period of no more than 90 days in any calendar year if we determine, in good faith, that the filing or maintenance of a registration statement would, if not so deferred, materially and adversely affect a then proposed or pending significant business transaction, financial project, acquisition, merger or corporate reorganization. Additionally, in certain circumstances we may withdraw a registration statement upon request by the holder(s) of registrable securities.
Ongoing Relationship with Accenture
We continue to provide certain professional services and software maintenance services to end customers as a subcontractor for Accenture in connection with a master reciprocal subcontractor agreement, entered into by and between the Company and Accenture in 2016. For the fiscal year ended August 31, 2022, we recognized revenue of $0.4 million relating to services performed in this subcontractor capacity.

Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written statement of policy regarding transactions with related persons. Our policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K) must disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then communicate that information to our audit committee, or chair thereof. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement
Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2024 must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, your proposal(s) must be received by the Company no later than August 30, 2023. Proposals should be sent to the Secretary of the Company at its principal executive offices, 22 Boston Wharf Road, Floor 10, Boston, MA 02210. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting of stockholders to be held in 2024 any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the annual meeting of stockholders to be held in 2024 outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in Sections 2.15 and 2.16 of the Company’s Amended and Restated Bylaws. To be timely, such written notice must be received by the Secretary of the Company at its principal executive offices, 22 Boston Wharf Road, Floor 10, Boston, MA 02210, not earlier than the close of business on October 25, 2023, nor later than the close of business on November 24, 2023. In the event that the annual meeting of stockholders to be held in 2024 is not scheduled to occur within 25 days before or after February 22, 2024 (the anniversary of the Annual Meeting), the written notice must be received by the Company not later than the close of business on the 10th day following (i) the day on which notice of the date of the annual meeting for 2024 is mailed or (ii) the day on which public announcement of the date of such meeting is first made, whichever first occurs.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.
By Order of the Board of Directors,

/s/ Jason Wright
Jason Wright
Chairman of the Board

December 28, 2022
Boston, Massachusetts

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DCT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D94276-P83261

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUCK CREEK TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William Bloom
02) Kathleen Crusco
03) Michael Jackowski

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. Advisory vote on the compensation of our named executive officers.	☐	☐	☐

The shares represented by the proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees listed above for the Board of Directors and FOR Proposal 2 and FOR Proposal 3.** If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D94277-P83261

DUCK CREEK TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
February 22, 2023

The stockholder(s) hereby appoint(s) Michael A. Jackowski and Kevin Rhodes, or either of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Duck Creek Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. ET on February 22, 2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2 AND FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE